MULTI-CURRENCY TERM LOAN AGREEMENT
- ----------------------------------

     THIS MULTI-CURRENCY TERM LOAN AGREEMENT (the "Agreement") is made as of the 12th day of May, 1995, among DENTSPLY LIMITED, a company organized under the laws of the Cayman Islands (the "Borrower"), the BANKS (as hereinafter defined), and ABN AMRO BANK N.V., a bank organized under the laws of The Netherlands, in its capacity as agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

     WHEREAS, Borrower desires to borrow funds in Pounds Sterling and Swiss Francs to finance the acquisition by Borrower (as described in this sentence, the "Acquisition") of approximately 95% of the outstanding capital stock of Maillefer Instruments S.A., a company organized under the laws of Switzerland ("Maillefer");

     WHEREAS, Borrower and the Banks are parties to a Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of November 15, 1993, among Borrower, Banks, other banks named therein, DENTSPLY International Inc., a Delaware corporation ("DII"), various other subsidiaries of DII, and Chemical Bank as agent (the "Chemical Agreement"), as amended by a First Amendment to the Competitive Advance, Revolving Credit and Guaranty Agreement, dated as of December 23, 1994 (the "First Amendment"), among the same parties (the Chemical Agreement, as amended solely by the First Amendment, is referred to herein as the "Syndicated Agreement");

     WHEREAS, the Syndicated Agreement does not provide multicurrency term loans to Borrower;

     WHEREAS, Borrower desires to borrow and Banks desire to lend such funds;

     NOW, THEREFORE, intending to be legally bound hereby and incorporating the above-defined terms herein and in consideration of the foregoing and of the agreements herein contained, the parties hereto hereby agree as follows:


SECTION 1

DEFINITIONS
- -----------

1.01  Terms Defined in Syndicated Agreement; Listed Definitions.
      ----------------------------------------------------------

      As used herein: (a) unless the context of this Agreement otherwise clearly requires, capitalized terms not expressly defined herein shall have the respective meanings ascribed to them by the Syndicated Agreement; and (b) the following terms shall have the meanings herein specified:

      "Affiliate" shall mean, with respect to the Person in question, (a) any Person (including any member of the immediate family of any such natural Person) which (i) directly or indirectly beneficially owns or controls 10% or more of the total voting power of shares of capital stock having the right to vote for directors under ordinary

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      circumstances (if such Person is a corporation), (ii) is a general partner
      (if such Person is a partnership) or (iii) is otherwise empowered, by contract, voting trust or otherwise, to direct the business or affairs, of such Person and (b) any Person controlling, controlled by or under common control with any such Person (within the meaning of Rule 405 under the Securities Act of 1933), and (c) any director, general partner or executive officer of any such Person.

      "Applicable Percentage" shall mean on any date with respect to any Borrowing Tranche of the Term Loans the applicable percentage set forth in the table below based upon the Consolidated Interest Coverage Ratio of DII for the four fiscal quarters immediately preceding such date (determined in accordance with Subsections 2.06(a) and (c)):

      Term Loans Borrowing Tranche Applicable Percentage Table
      --------------------------------------------------------

      If the Applicable             Applicable
      Consolidated Interest         Percentage for
        Coverage Ratio is:          Term Loans Borrowing Tranches
      ---------------------         -----------------------------
      Greater than or
      equal to 16.0:1.0                         .25%

      Less than 16.0:1.0
      but greater than or
      equal to 10.0:1.0                         .30%

      Less than 10.0:1.0
      but greater than or
      equal to 6.0:1.0                          .40%

      Less than 6.0:1.0
      but greater than or
      equal to 4.0:1.0                          .50%

      Less than 4.0:1.0                         .625%


      "Assignment and Acceptance" shall mean an agreement in the form of Exhibit A entered into pursuant to Subsection 7.07, executed by the assignor, assignee, and other parties contemplated thereby. "Banks" shall mean the financial institutions named on Schedule 1.01-A and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a "Bank".

      "Borrowing Date" shall mean the date on which the Term Loans are made, which shall be a Business Day occurring no later than the last Business Day of July , 1995; there shall occur only one Borrowing Date hereunder.

      "Borrowing Tranche" shall mean any portion of the Term

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      Loans which is denominated in the same Optional Currency and which has the same Interest Period commencing on the same date; any such portion of the Term Loans shall constitute one Borrowing Tranche.

      "Business Day" shall mean (i) any day other than a Saturday, Sunday, or other day on which commercial banks in New York City or London are authorized or required to close by Law and (ii) with respect to matters relating to a LIBOR Term Loan, an Interest Period, or a notice with respect thereto, also a day on which dealings in deposits in the relevant Optional Currency are carried on in the London interbank market, and (iii) for the purpose of advances or payments in an applicable Optional Currency, also any day on which banks and foreign exchange markets are open for business in the principal financial center of the country of such currency.

      "Change in Control" shall mean any circumstance under which DII (together with any Subsidiary, if any, the capital stock of which is wholly owned by
      DII) shall for any reason cease directly or through or together with one or more Subsidiaries (the capital stock of which shall be wholly owned by DII or by or together with a wholly owned Subsidiary thereof) to own the capital stock of Borrower.

      "Closing Date" shall mean the Business Day on which the Loan Documents are executed by Borrower, which shall be May 12, 1995, or such other date as the parties agree. The closing shall take place at 10:00 A.M., New York time, on the Closing Date at the offices of DII or at such other time and place as the parties agree.

      "Dollar," "US Dollar," "dollar," and "$" all shall each mean lawful currency of the United States of America.

      "Equivalent Amount" shall mean, as determined by Agent, (i) in relation to any advance, loan, payment, or like event denominated in an Optional Currency, the amount of such Optional Currency converted from the relevant amount of Dollars at the mean of Agent's spot buying and selling rates (based on the market rates then prevailing and available to Agent) for the exchange of Dollars and such other currency at a time determined by Agent on the second Business Day immediately preceding the drawing date or such other event for which such calculation is made, or (ii) in relation to any payment, calculation, or like event denominated in Dollars, the amount of Dollars converted from the relevant amount of such Optional Currency at Agent's spot selling rate (based on the market rates then prevailing and available to Agent) for the exchange of such Optional Currency and Dollars at a time determined by Agent on the second Business Day immediately preceding the payment or such other event for which such calculation is made.

      "GAAP" shall mean generally accepted accounting principles

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



      as are in effect in the United States from time to time, subject to the provisions of Section 1.02, and applied on a consistent basis both as to classification of items and amounts.

      "Guaranties" shall have the meaning ascribed to such term by Subsection 3.01(f).

      "Guarantors" shall mean each and every of the Persons listed on Schedule 1.01-B, jointly and severally, and "Guarantor" shall mean any one of them.

      "Interest Period" shall mean the period of interest as determined in accordance with Subsection 2.07.

      "Interest Period Request" shall have the meaning ascribed to such term by Subsection 2.07.

      "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, interpretation, release, ruling, order, injunction, writ, decree, or award of any Official Body; the use of the term, "Lawful," herein shall embody the concept of "Law" as defined herein.

      "LIBO Rate Reserve Percentage" shall mean the maximum percentage (rounded upward to the nearest 1/16th of 1 percent) as determined by Agent (which determination shall be conclusive absent manifest error) which is in effect during any relevant period: (i) as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board") for determining the reserve requirements (including supplemental, special, marginal, and emergency reserve requirements and without benefit of or credit for proration, exceptions, or offsets which may be available from time to time to any Bank under Regulation D of the Board) with respect to eurocurrency funding (currently referred to by the Board as "Eurocurrency Liabilities" in Regulation D of the Board) of a member bank in such System; and (ii) to be maintained by a Bank as required for reserve liquidity, special deposit, or similar purposes by any other governmental or monetary authority of any country, or any political subdivision thereof (including the Bank of England or any other central bank), against (A) any category of liabilities that includes deposits by reference to which LIBOR for LIBOR Term Loans or Borrowing Tranches is to be determined, or (B) any category of extension of credit or other assets that includes LIBOR Term Loans or Borrowing Tranches.

      "LIBOR" shall mean with respect to each LIBOR Term Loan or Borrowing Tranche for any Interest Period, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upward to the nearest 1/16th of 1 percent per annum) (i) the rate of interest per annum determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate of interest per annum for deposits in the currency concerned offered to Agent in the London interbank market at approximately 11:00 a.m. London time two (2) Business Days prior to the first day of such Interest Period for delivery on the first day of such Interest Period for a period, and in an amount, comparable to the Interest Period and principal amount of the LIBOR Term Loan or portion of the Borrowing Tranche which shall be made by Agent and outstanding during such Interest Period ("LIBO Rate") by (ii) a number equal to 1.00 minus the LIBO Rate Reserve Percentage. LIBOR may also be expressed by the following formula:

                            LIBOR         =            LIBO RATE
                  -----------------------------------
                    1 - LIBO Rate Reserve Percentage

      LIBOR shall be adjusted, with respect to any LIBOR Term Loan or Borrowing Tranche outstanding, on the effective date of any change in the LIBO Rate Reserve Percentage as of such effective date.

      "LIBOR Term Loan" shall mean a Term Loan made by a Bank bearing interest calculated with reference to LIBOR and one or more appropriate Applicable Percentages.

      "Loan Documents" shall mean this Agreement, the Notes, and any other instruments, certificates, guaranties, or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and "Loan Document" shall mean any of the Loan Documents.

      "Notes" shall mean collectively and "Note" shall mean separately all of the Term Notes (as defined at Subsection 2.04) of the Borrower evidencing the Term Loans, together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

      "Obligations" shall mean the obligation of Borrower to make due and punctual payment of principal of and interest on the Term Loans, the Facility Fees, and all other monetary obligations of Borrower to any of the Banks or Agent under this Agreement, the Notes or any other present or future document, instrument, or agreement relating thereto.

      "Official Body" shall mean any national, federal, state, local, or other government or political subdivision or any agency, authority, bureau, central bank, commission, department, or instrumentality of any of the foregoing, or any court, tribunal, grand jury, or arbitrator, in each case whether foreign or domestic.

      "Optional Currency" shall mean Pounds Sterling or Swiss
      Francs.

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




      "Person" shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization, joint venture, Official Body, or any other entity.

      "Pounds Sterling," "Pounds," and "(pound)" shall mean the lawful currency of the United Kingdom.

      "Principal Office" shall mean the main banking office of the Agent in New York, New York.

      "Ratable Share" shall mean the proportion that a Bank's Term Loan outstanding bears to the aggregate Term Loans outstanding of all of the Banks; provided that prior to and on the Borrowing Date, "Ratable Share" shall mean the proportion that a Bank's Term Loan Commitment bears to the Term Loan Commitments of all Banks.

      "Required Banks" shall mean (i) if there are no Term Loans outstanding, Banks whose Term Loan Commitments aggregate at least 60% of the Term Loan Commitments of all Banks, or (ii) if there are Term Loans outstanding, Banks whose Term Loans outstanding aggregate at least 60% of the total principal amount of the Term Loans outstanding hereunder.

      "Subsidiary" shall mean, with respect to any Person (referred to in this sentence as "such Person"), any other Person of which more than 50% of the securities or other ownership interests having ordinary voting power is, at the time of which any determination is being made, owned or controlled by such Person or one or more Subsidiaries of such Person.

      "Swiss Francs" and "SFR" shall mean the lawful currency of Switzerland.

      "Termination Date" shall mean December 23, 1999.

      "Term Loan Commitment" shall mean, as to any Bank at any time, the Dollar amount initially set forth opposite its name on Schedule 1.01 A in the column labeled "Amount of Commitment for Term Loans," and thereafter on
      Schedule I to the most recent Assignment and Acceptance Agreement; and, "Term Loan Commitments" shall mean the aggregate Term Loan Commitments of all of the Banks.

      "Term Loans" shall mean collectively and "Term Loan" shall mean separately all Term Loans or any Term Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2. As used herein, "LIBOR Term Loan" and "Term Loan" are synonymous.

      "Term Loan Request" shall have the meaning ascribed to such term by Subsection 3.02(b).

1.02  Miscellaneous Definitions, Usage, and Meanings.
      -----------------------------------------------

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




      Unless the context of this Agreement otherwise clearly requires: references to the plural include the singular and vice versa, "or" has the inclusive meaning represented by the phrase "and/or," and "including" is not a term of limitation and shall mean "including without limitation." As used in this Agreement, the words "hereof," "herein," "hereunder," and terms of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "determination" of or by the Agent or a Bank shall be deemed to include good faith estimates by the Agent or a Bank (in the case of quantitative determinations) and good faith beliefs by the Agent or a Bank (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error. The section and other headings contained in this Agreement and the Table of Contents at the beginning hereof are for reference purposes only and shall not control or affect the construction or interpretation of this Agreement. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. The masculine and neuter genders used herein shall include the masculine, feminine, and neuter genders as well. Reference to any agreement, document, or instrument (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, but excluding the Syndicated Agreement and documents, instruments, and agreements relating thereto), or to any Term Loan or Borrowing Tranche means such agreement, document, instrument, or facility as amended, modified, replaced, renewed, substituted for, superseded, restated, or the like. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties unless the context expressly states otherwise. Reference to a Person in a particular capacity excludes such Person in any other capacity. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement, or pursuant to other agreements incorporated herein, shall be made and prepared in accordance with generally accepted accounting principles as are in effect in the United States from time to time (including principles of consolidation where appropriate), and applied on a consistent basis (except for changes in application in which DII's independent certified public accountants concur and as to which change(s) notice thereof is promptly provided to Agent and the Banks) both as to classification of items and amount ("GAAP"), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.


SECTION 2

TERM LOANS
- ----------

2.01  Term Loan Commitments.
      ----------------------

      Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth or otherwise incorporated herein by reference, each Bank severally (but not jointly) agrees to make a term loan (each, a "Term Loan") in one or more Optional Currencies to Borrower on or after the Closing Date (but in no event after the Borrowing Date) in such principal amount as Borrower shall request up to but not exceeding such Bank's Term Loan Commitment.

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2.02  Nature of Banks' Obligations with Respect to Term Loans.
      --------------------------------------------------------

      The obligation of each Bank to make a Term Loan to Borrower shall be in the proportion that such Bank's Term Loan Commitment bears to the aggregate Term Loan Commitments of all Banks to Borrower, but subject to Subsection 2.13(b), each Bank's Term Loan to Borrower shall not exceed its Term Loan Commitment; adjustments with respect thereto shall be made in accordance with the terms of Subsection 2.13(b) hereof. The failure of any Bank to make a Term Loan shall not relieve any other Bank of its obligation to make a Term Loan nor shall it impose any additional liability on any other Bank hereunder. The Banks shall have no obligation to make Term Loans hereunder after the Borrowing Date. The Term Loan Commitments are not revolving credit commitments and Borrower shall have no right to borrow, repay, and reborrow thereunder.

2.03  Term Loan Facility Fee.
      -----------------------

      Borrower agrees to pay in immediately available Dollars to Agent for the account of each Bank, as consideration for such Bank's Term Loan Commitment, a nonrefundable facility fee equal to .06% of such Bank's Term Loan Commitment, payable on the Closing Date (the "Facility Fee").

2.04  Term Loan Notes; Principal Repayment Date.
      ------------------------------------------

      The Obligation of Borrower to repay the unpaid principal amount of the Term Loan made by a Bank, together with interest thereon, shall be evidenced by a promissory note (or two promissory notes, denominated in the Optional Currency in which one or the other portion of the Term Loan was made by such Bank) dated as of the Borrowing Date and payable to the order of such Bank (each, a "Term Note" and, collectively, the "Term Notes"). The principal amount of the Term Notes shall be due and payable on the Termination Date in the Optional Currency in which they are denominated.

2.05  Use of Proceeds.
      ----------------

      The proceeds of the Term Loans shall be used solely to finance the cost to Borrower of the Acquisition; none of the Term Loans shall be used for currency speculation or similar purposes.

2.06  Interest Rate, Borrowing Tranches, Currency.
      --------------------------------------------

      The Borrower shall pay interest in respect of the out-standing unpaid principal amount of the Term Loans based upon LIBOR (as more fully set forth herein), it being understood that, subject to the provisions of this Agreement, the Borrower may from time to time select different Interest Periods to apply simultaneously to those portions of the Term Loans comprising different Borrowing Tranches provided that there shall not be at any one time outstanding more than eight (8) Borrowing Tranches in the aggregate among all the Term Loans. If at any time the rate applicable to any Term Loan (or any portion thereof) made by any Bank exceeds such Bank's highest Lawful rate, the rate of interest on such Bank's Term Loan (or any portion thereof) shall be limited to such Bank's highest Lawful rate .

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Interest on the principal amount of a Term Loan which was made in an Optional
Currency shall be paid in such Optional Currency.

      (a)  Term Loan Interest Rate; Calculations.
           --------------------------------------

           Subject to Subsection 2.06(d) and Subsection 2.14, each Borrowing Tranche shall accrue interest at a rate per annum equal to LIBOR for the Interest Period in effect for such Borrowing Tranche plus the Applicable Percentage then in effect and determined as set forth at Subsection 2.06(c) below. Interest on LIBOR Borrowing Tranches shall be calculated on the basis of a year of 360 days for the actual number of days elapsed; provided that, for LIBOR Borrowing Tranches in an Optional Currency for which a 365- day basis is the only market practice available to Agent for such Borrowing Tranche, interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be, for the actual days elapsed.

      (b)  Rate Quotations.
           ----------------

           Borrower may call Agent on or before the date on which an Interest Period Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged by Borrower that such indication shall not be binding on Agent or the Banks nor affect the rate of interest which thereafter is actually in effect.

      (c)  Applicable Percentage.
           ----------------------

           The Applicable Percentage shall change in accordance with Subsection 2.06(a) above based on the Consolidated Interest Coverage Ratio at the end of each fiscal quarter of DII for the preceding four fiscal quarters then ended, effective as to each Borrowing Tranche upon the expiration of the Interest Period with respect thereto expiring at least five (5) Business Days after delivery by DII to the Agent of (x) financial statements pursuant to Section 5.05 of the Syndicated Agreement as at the end of such quarter, and (y) a certificate of a Financial Officer of DII in form reasonably satisfactory to the Agent setting forth the calculation in reasonable detail of the Consolidated Interest Coverage Ratio as at the end of such quarter and the Applicable Percentage corresponding thereto in accordance with the table set forth in the definition of such term at Subsection 1.01(b) hereof.

     (d)   Post-Maturity Rate.
           -------------------

           (i) All amounts not paid when due shall bear interest (computed and adjusted in the same manner and with the same effect as interest on pre-maturity principal is calculated hereunder) payable on demand

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           at a rate per annum equal to two percent (2%) above the interest rate otherwise applicable to such amount prior to maturity (such interest rate to include the Applicable Percentage then in effect) during the balance of any Interest Period applicable thereto, and thereafter at a rate per annum equal to two percent (2%) in excess of the sum of the then Applicable Percentage plus LIBOR for a one month Interest Period recalculated for successive one-month Interest Periods until paid. Interest shall be payable in accordance with the terms hereof regardless whether one or more judgments or defaults have occurred.
           In no event shall any interest rate or any other fees or charges in the nature of interest at any time exceed the maximum rate permitted by applicable Law; in the event that such limitation is exceeded, such amount shall be credited by the Bank collecting such excessive interest as a payment of principal unless Borrower otherwise directs.

           (ii) Borrower acknowledges that such post-maturity rate reflects, among other things, that such amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and, all such interest shall be payable by Borrower upon demand by Agent.

2.07  Interest Periods.
      -----------------

      Each Borrowing Tranche shall be subject to an Interest Period as selected by Borrower. Borrower shall notify Agent of its selection of the Interest Period to be applicable to a Borrowing Tranche at least four (4) Business Days prior to the expiration of the Interest Period then applicable to any Borrowing Tranche by delivering to Agent a request for an Interest Period (an "Interest Period Request"). The Interest Period Request shall specify the Borrowing Tranche to which it is applicable, the last date of the then current Interest Period applicable to such Borrowing Tranche, and the proposed interest period (the "Interest Period") for which LIBOR shall be redetermined, such Interest Period to be one, two, three, six, or twelve months (to the extent available), provided, that:

      (a) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day;

      (b) any Interest Period which begins on or about the last day of a calendar month for which there is no numerically corresponding day in the subsequent calendar month during which such Interest Period is to end shall end on the last Business Day of such subsequent month;

      (c) each Borrowing Tranche shall be in integral multiples of SFR540,000 or (pound)240,000, as applicable;

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      (d)  Borrower shall not select an Interest Period for any
      Borrowing Tranche that would end after the Termination
      Date; and

      (e) the first day of a new Interest Period for any Borrowing Tranche shall be the last day of the preceding Interest Period for such Borrowing Tranche, without duplication in payment of interest for such day.

2.08  Selection of Interest Periods.
      ------------------------------

      If Borrower fails to timely select a new Interest Period to apply to any Borrowing Tranche at the expiration of the existing Interest Period therefor in accordance with the provisions of Section 2.07 or if Borrower has not timely provided a prepayment notice to Agent with respect thereto, Borrower shall be deemed to have selected an Interest Period of one month, subject however to Subsection 2.07(d).

2.09  Payments.
      ---------

      All payments and prepayments to be made in respect of principal, interest, fees, or other amounts due from the Borrower hereunder shall be payable prior to 12:00 noon (New York time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue; payment after such time shall cause interest at the applicable rate to accrue thereon as if such payment had not been made on such date. All payments of principal and interest shall be made to the Agent at its Principal Office for the ratable accounts of the Banks with respect to the Term Loans in the Optional Currency in which such Term Loan or portion thereof was made and in immediately available funds in such Optional Currency, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds in such Optional Currency. The Agent's and each Bank's statement of account, ledger, or other relevant books and records shall, in the absence of manifest error, be conclusive as the statement of the Optional Currencies in which made and the amount of principal of and interest on the Term Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

2.10  Pro Rata Treatment of Banks.
      ----------------------------

      The borrowing of the Term Loans, each Borrowing Tranche, and each payment or prepayment by Borrower with respect to principal or interest due from Borrower hereunder to the Banks with respect to the Term Loans, shall (except as provided in Subsection 2.12(b), Subsection 2.14(b) or Subsection 2.15) be made in proportion to the Ratable Share of each Bank.

2.11  Interest Payment Dates.
      -----------------------

      Interest on each Borrowing Tranche of the Term Loans shall be due and payable on the last day of each Interest Period therefor, except that if

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



any Interest Period for a Borrowing Tranche is longer than three months, interest on such Borrowing Tranche shall also be due as if the Borrowing Tranche was subject to successive three month Interest Periods. Interest on payments or prepayments of principal together with any other amount due thereon in accordance with the terms hereof shall be due also on the date such payment or prepayment is due. Interest on the principal amount of each Term Loan, or portion thereof, or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration, or otherwise).

2.12  Voluntary Prepayments.
      ----------------------

      (a) Borrower shall have the right at its option from time to time to prepay that portion of the Term Loans described below without premium or penalty (except as provided in Clause (b) directly below or in Subsection 2.15) solely as set forth below:

           (i) on the last day of the applicable Interest Period with respect to a Borrowing Tranche, provided that any prepayment of a Borrowing Tranche or portion thereof shall be in an integral multiple of SFR540,000 or (pound)240,000, as applicable,

           (ii) on the date specified in a notice by any Bank pursuant to Subsection 2.14 with respect to any Term Loan or portion thereof.

           Whenever Borrower desires to prepay any Term Loan or portion thereof, it shall provide a prepayment notice to the Agent at least four (4) Business Days prior to the date of such prepayment setting forth the following information:

           (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

           (y) a statement indicating the Term Loan, portion of a Term Loan, or Borrowing Tranche (as the case may be) being repaid, the Interest Period(s) applicable thereto, and the Optional Currency(ies) in which it is denominated; and

           (z) the total principal amount of such prepayment, which shall not be less than the amount of such Borrowing Tranche or the integral multiple of one of the amounts set forth directly above in clause (i) of any one Borrowing Tranche or the amount required to be prepaid pursuant to Clause (ii) directly above.

           All prepayment notices shall be irrevocable. The principal amount of the Term Loans for which a prepayment notice is given, together with interest on such principal amount, shall be due and payable in the Optional Currency or Optional Currencies borrowed with respect thereto on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. If Borrower prepays all or a portion of a Term Loan but fails to specify the applicable Borrowing Tranche(s) which the Borrower is prepaying, Agent may apply the prepayment in any manner it chooses notwithstanding other costs that may result to Borrower. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Subsection 2.15.

      (b) In the event any Bank (i) gives notice under Subsection 2.14(b) or Subsection 2.15(a), (ii) does not approve any action as to which consent of the Required Banks is requested by the Borrower and obtained hereunder, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of Agent, which shall not be unreasonably withheld, to prepay the Term Loans of such Bank in whole together with all interest accrued thereon within ninety (90) days after (w) receipt of such Bank's notice under Subsection 2.14(b) or 2.15(a), (x) the date of obtaining the consent which such Bank has not approved, or (y) the date such Bank became subject to the control of an Official Body, as applicable; provided that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Subsection 2.15 and any accrued interest due on such amount and any related fees; provided, however, that the Term Loan Commitment and any Term Loan of such Bank shall be provided by one or more of the remaining Banks or a replacement bank acceptable to the Agent; provided, further, that the remaining Banks shall have no obligation hereunder to increase their Term Loan Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Subsection 6.14.

2.13  Mandatory Payment and Prepayment.
      ---------------------------------

      (a)  Maturity.
           ---------

           All principal, accrued and unpaid interest, and other amounts outstanding under this Agreement or any Note shall, if not sooner paid, be due and payable on the Termination Date.

      (b)  Currency Fluctuations, Repayment.
           ---------------------------------

           If on or about the last day of an Interest Period of any Borrowing Tranche (as determined by Agent four (4) Business Days prior thereto), the aggregate Equivalent Amount in Dollars of all Term Loans outstanding is equal to or greater than 110% of the aggregate Term Loan Commitments of all Banks, then Borrower shall pay or prepay at the end of such Interest Period an aggregate principal amount of that Borrowing Tranche the Interest Period of which is then expiring, or make such other accommodation with the Banks as the Required Banks shall approve, such that the aggregate Equivalent Amount in Dollars of all Term Loans outstanding does not exceed the aggregate Term Loan Commitments of all Banks.


      (c)  Currency Repayments.
           --------------------

           Notwithstanding anything contained herein to the contrary, the entire amount of principal of and interest on any portion of each Term Loan of each Bank shall be repaid in the same Optional Currency in which such portion of the Term Loan was borrowed; provided, however, that if it is impossible or illegal for Borrower to effect payment of a portion of a Term Loan of any Bank in the Optional Currency in which such portion of the Term Loan was borrowed, or if Borrower defaults in its obligations to do so, such Bank may at its option permit such payment to be made (i) at and to a different location of such Bank, or (ii) in the Equivalent Amount of Dollars or (iii) in an equivalent amount (such term to be calculated for such other currency in a similar manner as set forth for the term, Equivalent Amount, as such term is applied to the conversion of an Optional Currency to Dollars) of such other currency (freely convertible into Dollars) as such Bank may designate, in any of which events, Borrower shall make such payment and Borrower agrees to hold such Bank harmless from and against any loss incurred by such Bank arising from the cost to such Bank of any premium, any costs of exchange, the cost of hedging and covering the Optional Currency in which such portion of the Term Loan was originally made, and from any change in the value of Dollars, or such other currency, in relation to the Optional Currency that was due and owing, such loss to be calculated for the period commencing with the Closing Date for such portion of a Term Loan and continuing through the date of payment thereof. Without prejudice to the survival of any other agreement of Borrower hereunder, Borrower's obligations under this Clause
      (c) shall survive termination of this Agreement.

2.14  LIBOR Rate Unascertainable.
      ---------------------------

      (a) If on any date on which LIBOR would otherwise be determined, Agent shall have determined (which determination shall be conclusive absent manifest error) that:

           (i) adequate and reasonable means do not exist for ascertaining LIBOR, or

           (ii) a contingency has occurred which materially and adversely affects the London interbank market relating to LIBOR or the availability of an Optional Currency;

           or

      (b) if at any time any Bank shall have determined (which determination shall be conclusive absent manifest error) that:

           (i) the making, maintenance, or funding of any Term Loan or portion thereof to which LIBOR applies or shall apply has been made impracticable or unlawful by compliance by Bank in good faith with any Law, or any change therein, or any change in the interpretation or administration thereof by any Official Body or with any request or directive (whether or not having the force of Law) of any such Official Body, or

           (ii) such LIBOR will not adequately and fairly reflect the cost to such Bank of the establishment or maintenance of a Term Loan or portion thereof, or

           (iii) after making all reasonable efforts, that deposits of the relevant amount in the requested Optional Currency for the relevant Interest Period for a Term Loan or a portion thereof to which LIBOR applies, are not available to such Bank in the London interbank market at the effective cost of funding a Term Loan or a portion thereof, then, in the case of any event specified in Clause (a) directly above, Agent shall so notify the Banks and Borrower thereof and, in the case of an event specified in Clause (b) directly above, such Bank shall so notify Agent and endorse a certificate to such notice as to the specific circumstances of such notice and Agent shall promptly send copies of such notice and certificate to the other Banks and Borrower. Upon such date as shall be specified in any such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks in the case of such notice given by Agent or (B) such Bank in the case of such notice given by such Bank to allow Borrower to obtain the relevant Term Loan or portion thereof shall be suspended until Agent or such Bank shall have determined (which determination shall be conclusive absent manifest error) that the circumstances giving rise to such previous determination no longer exist. If at any time any Bank notifies the Agent of a determination under Clause (b) directly above, Borrower shall, subject to Borrower's indemnification Obligations under Subsection 2.15(b), on the date specified in such notice either convert such relevant Term Loan or portion thereof to an interest rate mutually acceptable to Borrower and such Bank or prepay such Term Loan or portion thereof in accordance with the terms hereof. Absent due notice from Borrower of such agreed upon conversion, such Term Loan or portion thereof shall automatically be due and payable subject to the indemnification provisions of Subsection 2.15(b).

2.15  Additional Compensation in Certain Circumstances.

      -------------------------------------------------

      (a)  Increased Costs or Reduced Return Resulting From
      Taxes, Reserves, Capital Adequacy Requirements,
      Expenses, Etc.
      -----------------------------------------------------

           If any Law, guideline, or interpretation or any change in any Law or guideline, interpretation, or application thereof by any Official Body charged with the interpretation, administration or application thereof, or if compliance with any request or directive (whether or not having the force of Law) of any Official Body:

           (i) subjects any Bank to any tax or changes the basis of taxation with respect to this Agreement, the Notes, the Term Loans, or payments by Borrower of principal, interest, fees, or other amounts due from Borrower hereunder or under any Note (except for taxes on the overall net income of such Bank),

           (ii) imposes, modifies, or deems applicable any reserve, special deposit, assessment, or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

           (iii) imposes, modifies, or deems applicable to any Bank (or any corporation or company controlling such Bank) any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon any Bank (or any corporation or company controlling any such Bank) with respect to this Agreement, any Note, or the making, maintenance, or funding of any part of the Term Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on the capital of such Bank (or any corporation or company controlling such Bank), taking into consideration such Bank's (or its holding company's) customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify Borrower of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank (which determination shall be conclusive absent manifest error) to be necessary to compensate such Bank for such increase in cost, reduction of income, or additional expense. Such notice shall set forth in reasonable detail the basis for such determination.

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



           Such amount shall be due and payable by Borrower to such Bank ten
           (10) Business Days after such notice is given.

      (b)  Indemnity; Funding Breakage.
           ----------------------------

           In addition to the compensation required by Clause (a) of this Subsection 2.15, Borrower shall indemnify each Bank against all liabilities, losses, and expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties or incurred in terminating or unwinding any contracts, and any loss or expense incurred in connection with Optional Currencies or other funds acquired by a Bank to fund or maintain any part of the Term Loans) which such Bank sustains or incurs as a consequence of any:

           (i) payment or prepayment of any Term Loan or portion thereof or the conversion or renewal of any interest rate applicable to any Term Loan or portion thereof, to which LIBOR applies, on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary, or automatic and whether or not such payment or prepayment is then due),

           (ii) attempt by Borrower to revoke (expressly, by later inconsistent notices, or otherwise) in whole or part any notice relating to Interest Periods, loans of any nature, payments, or prepayments, or

           (iii) default by Borrower in the performance or observance of any covenant or condition contained in or incorporated into this Agreement or any other Loan Document, including without limitation any failure of Borrower to pay when due (by acceleration or otherwise) any principal, interest, fee, or any other amount due hereunder.

           If any Bank sustains or incurs any such loss or expense, it shall from time to time notify Borrower of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses, and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by Borrower to such Bank ten (10) Business Days after such notice is given.

2.16  Taxes.
      ------

      (a)  No Deductions.
           --------------

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




           All payments made by Borrower hereunder and under each Note shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of any Bank and all income and franchise taxes applicable to any Bank of the United States (all such non- excluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by Law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Subsection) each Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions and (iii) Borrower shall timely pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable Law.

      (b)  Stamp Taxes.
           ------------

           In addition, Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made hereunder or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement or any Note (herein-after referred to as "Other Taxes").

      (c)  Indemnification for Taxes Paid by a Bank.
           -----------------------------------------

           Borrower shall indemnify each Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Subsection) paid by any Bank and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date a Bank makes written demand therefor.


      (d)  Certificate.
           ------------

           Within 30 days after the date of any payment of any Taxes by Borrower, Borrower shall furnish to each Bank, at its address referred to herein, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment by Borrower, such Borrower shall, if so requested by a Bank, provide a certificate of an officer of Borrower to that effect.

      (e)  Survival.
           ---------

           Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in Clauses
      (a) through (d) directly above shall survive the payment in full of principal and interest hereunder and under any instrument delivered hereunder.

2.17  Judgment Currency.
      ------------------

      (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under a Note in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties hereby agree, to the fullest extent permitted by Law, that the rate of exchange used shall be that at which in accordance with normal banking procedures each Bank could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

      (b) The obligation of Borrower in respect of any sum due from Borrower to any Bank hereunder shall, notwithstanding any judgment in an Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day following receipt by any Bank of any sum adjudged to be so due in such Other Currency, such Bank may in accordance with normal banking procedures purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Bank in the Original Currency, Borrower agrees, as a separate obligation and notwithstanding any such judgment or payment, to indemnify such Bank against such loss.

2.18  London Interbank Market, Presumption.
      -------------------------------------

      For all purposes of this Agreement and each Note with respect to any aspects of LIBOR or any Term Loan (or portion thereof) or any Optional Currency, each Bank and Agent shall be presumed to have obtained rates, funding, currencies, deposits, and the like in the London interbank market regardless whether it did so or not; and, each Bank's and Agent's determination of amounts payable under, and actions required or authorized by, Subsections 2.14 and 2.15 shall be calculated, at each Bank's and Agent's option, as though each Bank and Agent funded its Term Loans and each Borrowing Tranche through the purchase of deposits of the types and maturities corresponding to the deposits used as a reference in accordance with the terms hereof in determining LIBOR applicable to such Term Loans or portion(s) thereof, whether in fact that is the case or not.


SECTION 3

CONDITIONS OF LENDING
- ---------------------

3.01  Conditions Precedent to Closing.
      --------------------------------

      The obligation of each Bank to enter into this Agreement is conditioned upon satisfaction of those matters set forth below and upon Borrower delivering to Agent the following documents, in form and substance satisfactory to the Banks, each dated on or before the date hereof as follows:

      (a) A certificate of good standing and the Certificate of Incorporation and the Bylaws (or similar organizational documents) of Borrower certified respectively by the appropriate Official Body or official of the Borrower as true and complete on or just prior to the Closing Date;

      (b) Certified copies of the resolutions or actions of the Board of Directors or similar governing body of Borrower authorizing the execution, delivery, and performance of this Agreement, the Notes, and the other Loan Documents and the borrowings contemplated herein, and the assumption of all other undertakings provided for herein and therein;

      (c) Incumbency certificates signed by the Secretary or Assistant Secretary or similar official of Borrower for each of the person(s) executing on behalf of Borrower this Agreement, the Notes, and any other Loan Document;

      (d) Opinions from Cayman Island and English legal counsel for Borrower in form satisfactory to the Banks;

      (e) Such updated Schedules to the Syndicated Agreement as are necessary to reflect any changes since the date of such agreement;

      (f) The guaranty by each of the Guarantors of the payment and performance by Borrower of its Obligations arising hereunder (the "Guaranties"), together with documents of each such Guarantor comparable to those set forth in Clauses (a) through (c) above, together with an opinion of
      J. Patrick Clark, Esquire, counsel to Guarantors;

      (g) Borrower shall pay the Facility Fees of the Banks as set forth herein and all of the fees, costs, and expenses of Agent (including reasonable attorneys' fees) arising out of this transaction.

3.02  Conditions Precedent to Banks Making Term Loans.
      ------------------------------------------------

      The obligation of the Banks to make their respective Term Loans to Borrower hereunder shall expire immediately after the Borrowing Date and is conditioned upon satisfaction of those matters set forth below and upon Borrower delivering to Agent the following documents, in form and substance satisfactory to the Banks:

      (a) Properly executed Notes, dated as of the Borrowing Date and delivered to Agent with the Term Loan Request (defined below);

      (b)  Borrower shall provide to Agent a request for Term

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



      Loans (the "Term Loan Request") executed by Borrower, in form satisfactory to Agent and the Banks and accompanied by the fully executed Notes, setting forth (i) the amount denominated in the Optional Currency of each Borrowing Tranche comprising the Term Loans, and (ii)the initial Interest Period applicable to each such Borrowing Tranche (all of which Interest Periods shall commence on the same date); Borrower shall provide the Term Loan Request and accompanying Notes to Agent by 10:00 a.m. New York time four (4) Business Days prior to the Borrowing Date, and in the event that Borrower desires to borrow the Term Loans on or within three (3) Business Days after the Closing Date, Borrower shall include in such Term Loan Request Borrower's irrevocable agreement, substantially in the form of Subsection 2.15(b) hereof, pursuant to which Borrower agrees to indemnify each Bank for any break funding and related costs incurred by any such Bank in obtaining Optional Currencies to fund a Term Loan (or portion thereof) prior to the execution hereof by Borrower.

      (c) The Optional Currencies in the amounts requested in the Term Loan Request shall be freely available to the Banks on the proposed Borrowing Date; and, LIBOR with respect thereto shall be readily calculable and maintainable therefor;

      (d) All representations and warranties made by Borrower herein and made by Borrower or any Guarantor in the Syndicated Agreement shall be true and correct on the Borrowing Date as though made as of such date (except to the extent that any such representation or warranty may relate to an earlier date), and there shall not be any Event of Default hereunder nor shall any event have occurred and be continuing that with notice or lapse of time, or both, would constitute an Event of Default;

      (e) All documents and instruments relating to the making of the Term Loans, and all proceedings taken by or on behalf of Borrower or any Guarantor on or prior to the Borrowing Date in connection with the performance of this Agreement shall be satisfactory to the Banks, and each Bank shall have received copies of all such documents or other evidence as it may reasonably request in order to establish the fulfillment of all conditions precedent and the truth and correctness of all representations and warranties set forth herein or incorporated herein.

      (f) There shall have occurred no material adverse change in the business, assets, condition (financial or otherwise), or results of operations of Borrower or Guarantors taken as a whole since the Closing Date, except as previously disclosed in writing to the Banks prior to the Borrowing Date.

3.03  Interest Period Requests.
      -------------------------

      The Term Loan Request and each Interest Period Request given hereunder shall be deemed to be a representation and warranty by Borrower: (i) that at the date of such Interest Period Request there exists no condition, event, or act which constitutes an Event of Default, and no condition, event or act which, with notice or lapse of time, or both, would constitute such an Event of Default, and (ii) that all representations and warranties of Borrower and each Guarantor set forth herein or in any other Loan Document or in the Syndicated Agreement are true and correct at the date of such Term Loan Request or Interest Period Request as if made on such date (except to the extent any representation or warranty may expressly relate to an earlier date and except to the extent that any Schedule submitted by Borrower or any Guarantor pursuant to any Guaranty or Subsection 3.01(e) hereof on or before the date hereof may modify any such representation or warranty).


SECTION 4

REPRESENTATIONS, WARRANTIES, COVENANTS; INCORPORATION OF TERMS
- --------------------------------------------------------------

     In order to induce Agent and each Bank to enter into this Agreement and so long as this Agreement is in effect or any portion of any Term Loan is outstanding, Borrower hereby agrees (and shall cause each Guarantor to similarly agree) as follows:

4.01  Incorporation.
      --------------

      The Syndicated Agreement is hereby incorporated herein by reference and made a part hereof (other than with respect to the obligations of the banks under such agreement). As of the Closing Date, Borrower hereby makes to the Agent and the Banks and restates directly to the Agent and the Banks all of the representations and warranties made by Borrower (except to the extent that any representation or warranty may expressly relate to an earlier date, and except to the extent that any Schedule submitted by or on behalf of Borrower pursuant Subsection 3.01(e) hereof on or before the date hereof may modify any such representation or warranty), and Borrower hereby promises and covenants and restates to Agent and the Banks all of the affirmative and negative covenants applicable to Borrower, set forth in the Syndicated Agreement all as if such representations, warranties, and covenants were fully set forth herein and made directly by Borrower to Agent and the Banks, mutatis mutandis.

4.02  Representations, Compliance.
      ----------------------------

      Accordingly, Borrower hereby represents and warrants to Agent and the Banks that all representations and warranties set forth in the Syndicated Agreement remain true and correct as of the Closing Date (except to the extent that any such representation or warranty may expressly relate to an earlier date and except to the extent that any Schedule submitted by or on behalf of Borrower pursuant to Subsection 3.01(e) hereof on or before the date hereof may modify any such representation or warranty), and Borrower hereby agrees with Agent and the Banks to remain in compliance with all affirmative and negative covenants set forth in the Syndicated Agreement applicable to Borrower on or after the Closing Date regardless whether or

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



not the Syndicated Agreement remains in effect, the commitments thereunder expire or terminate, or any indebtedness or obligations or liabilities under the Syndicated Agreement are paid in full.

4.03  Amendments.
      -----------

      No amendment or modification to or any waiver of any provision of the Syndicated Agreement by any of the parties thereto shall amend or modify or waive for the purposes hereof any of the provisions of the Syndicated Agreement which have been incorporated herein unless Agent and the Banks shall have provided their written consent thereto (which consent shall not be unreasonably withheld); and, the occurrence of any breach, default, or Event of Default under the Syndicated Agreement at any time shall be a default, breach, and Event of Default under this Agreement and under each and every document, instrument, and agreement between any Bank or Agent and Borrower or given by Borrower to any Bank or Agent relating to any of the Obligations of Borrower arising under this Agreement, notwithstanding any term or provision hereof to the contrary, or any term or provision of any document, instrument, or agreement between Borrower, any Guarantor, and Agent or any Bank to the contrary.

4.04  Party to Syndicated Agreement.
      ------------------------------

      Borrower shall become on or before the Closing Date a Guarantor under and a party to the Syndicated Agreement.

4.05  Notices.
      --------

      Borrower shall provide prompt written notice to Agent and each of the Banks in the event of:

     (a) any amendment, modification, or the like to or any waiver of any provision of the Syndicated Agreement; or

     (b) any event or omission that could reasonably be expected to or does result in an Event of Default hereunder or under the Syndicated Agreement.

4.06  The Acquisition.
      ----------------

      Borrower hereby covenants and agrees with Agent and the Banks that as of the close of business on the Borrowing Date: the Acquisition, shall have been consummated; all amounts payable by Borrower in connection therewith shall have been paid or escrowed, or otherwise committed, in favor of sellers of the capital stock of Maillefer; Borrower shall be the sole owner of approximately 95% of the capital stock of Maillefer and such stock shall be subject to no claims or encumbrances or rights of assessment; except to the extent that any failure to do so would not result in a material adverse change to the business or financial condition of Borrower or Maillefer, Maillefer shall be in compliance with all applicable Laws (including those relating to the environment, labor, occupational safety, pension, and the exportation and importation of goods); and, there are no material claims or suits asserted or threatened against Maillefer or

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



its property. As soon as practicable and in any event within thirty (30) days after the date hereof, Borrower shall cause to be provided to Agent and the Banks an opinion or certificate of Swiss legal counsel to Borrower (or from an Official Body or from a Person acceptable to the Banks) to the effect that the foregoing provisions of this Subsection 4.06 are true and correct.

4.07  Assignees.
      ----------

      In the event that any assignee or participant pursuant to Subsection 7.07 is not a party to the Syndicated Agreement, Borrower agrees to provide and to cause each Guarantor to provide to such assignee or participant all financial and other information, reports, certificates, notices, and the like which Borrower or any Guarantor is required pursuant to the Syndicated Agreement to provide to the original Bank parties to this Agreement.

4.08  Enforceability, No Conflict, Etc.
      ---------------------------------

      Borrower has the corporate power to execute, deliver, and perform this Agreement, the Notes, and the other Loan Documents; and, the execution, delivery, and performance of this Agreement, the Notes, and the other Loan Documents have been duly authorized by all necessary corporate action, require no approval of any Official Body, and neither now nor hereafter shall contravene, conflict with, or result in a breach of any Law or any memorandum, articles, charter or certificate of association or incorporation or any bylaws, instrument, indenture or agreement, governing or binding upon Borrower or any of its property. This Agreement, the Notes, and the other Loan Documents shall, when executed and delivered to Agent, constitute legal, valid, and binding agreements of Borrower enforceable against Borrower in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general principles of equity.

SECTION 5

DEFAULT
- -------

5.01  Events of Default.
      ------------------

      An "Event of Default" shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

     (a) Default by Borrower in any payment required to be made under this Agreement or any Note and, in the case solely of interest thereon, such default shall continue unremedied for five (5) Business Days;

     (b) The occurrence of any Event of Default under the Syndicated Agreement;


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     (c)  Default shall be made with respect to the payment of
          any amount due under any agreement or other evidence of Indebtedness for borrowed money (other than defaults as to payments upon borrowings directly relating to Clauses (a) or (b) directly above) of Borrower or any of the Guarantors in an aggregate outstanding principal amount of $10,000,000 or more or its equivalent in another currency, or any other default shall be made with respect to any such Indebtedness and such Indebtedness shall have been accelerated so that any payment in respect of such Indebtedness shall be or become due prior to its maturity or scheduled due date;

     (d) Any representation or warranty made by Borrower or any Guarantor herein or incorporated herein or in any writing furnished in connection with or pursuant to this Agreement shall be false or incorrect in any material respect as of the time it was made or furnished or deemed made or furnished;

     (e) Default by Borrower or any Guarantor in the performance or observance of any covenant, term, condition, or agreement contained or incorporated herein or in any other Loan Document, if such default shall not have been remedied within thirty (30) days after the occurrence thereof, other than defaults referred to in Clauses (a) through (d) directly above;

     (f) This Agreement, any Note, any Guaranty, or any other Loan Document given now or hereafter in connection herewith shall (i) not remain in full force and effect, be declared null and void, or shall not be enforceable against any of the parties thereto (in whole or in part) in accordance with its terms and shall not be reinstated to full force and effect and enforceability against each party thereto in accordance with its terms within 30 days or (ii) be disaffirmed or repudiated by the Borrower or any Guarantor or any successor thereof or trustee therefor;

     (g)  A Change in Control shall occur.

5.02  Consequences of Event of Default.
      ---------------------------------

     (a) In the case of the happening of any Event of Default described above, then, upon the occurrence thereof and at any time thereafter during the continuance of such Event of Default, the Agent may (unless, in the case of each Event of Default other than that specified in Clause(a) above or in paragraph (b) of Article VII of the Syndicated Agreement, the Required Banks shall have waived such Event of Default in writing, and, in the case of an Event of Default specified in Clause (a) above or in paragraph (b) of Article VII of the Syndicated Agreement, each of the Banks shall have waived such Event of Default in writing), and, upon

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



          direction of the Required Banks, will by written notice to Borrower, take any of the following actions, at the same or different times: (i) terminate the Term Loan Commitments (if the Term Loans have not yet been made) and (ii) declare the Notes to be forthwith due and payable, whereupon the Notes and all other fees and amounts owing hereunder shall become forthwith due and payable, both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Notwithstanding the foregoing, if an Event of Default specified in paragraph (g) or (h) of Article VII of the Syndicated Agreement occurs with respect to the Borrower or a Guarantor, the Notes shall become immediately due and payable, both as to the principal and interest, without any action by the Agent and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding.

     (b)  Set-Off.
          --------

          If any Event of Default shall have occurred and be continuing and any Bank shall have requested the Agent to declare the Notes immediately due and payable pursuant to this Section 5, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general and special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower or any Guarantor against any of and all the Obligations now or hereafter existing under this Agreement and the Notes held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement or such Notes and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Subsection 5.02(b) are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

SECTION 6

THE AGENT
- ---------

6.01  Appointment.
      ------------

      Each Bank hereby irrevocably designates, appoints and authorizes ABN

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



AMRO Bank N.V. to act as Agent for such Bank under this Agreement to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. ABN AMRO Bank N.V. agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

6.02  Delegation of Duties.
      ---------------------

      The Agent may perform any of its duties hereunder by or through agents or employees (provided such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 6.05 and 6.06, shall be entitled to engage and pay for the advice or services of any attorneys, accountants, or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

6.03  Nature of Duties; Independent Credit Investigation.
      ---------------------------------------------------

      The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Each Bank expressly acknowledges: (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Borrower or any Guarantors or any other Subsidiaries or Affiliates thereof, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of Borrower, the Guarantors, and each of their Subsidiaries and Affiliates in connection with this Agreement and the making and continuance of the Term Loans hereunder; and
(iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter.

6.04   Actions in Discretion of Agent; Instructions from the
       Banks.
       -----------------------------------------------------

       The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, provided that the

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



Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to
Section 6.06. Subject to the provisions of Section 6.06, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

6.05  Reimbursement and Indemnification of Agent by the Borrower.        --
- ---------------------------------------------------------

      Borrower agrees unconditionally upon demand to pay or reimburse the Agent and save the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including the reasonable fees and expenses of counsel for the Agent) incurred by Agent (i) in connection with the negotiation, preparation, printing, execution, administration, syndication, and interpretation of this Agreement and the other Loan Documents, (ii) relating to any amendments, waivers, or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy, receivership, or similar proceedings or otherwise, and (iv) in connection with any workout or restructuring, or in connection with the protection, preservation, exercise, or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document, or in connection with any foreclosure, collection, or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements to the extent the same is found by a final judgment to have resulted from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all excise and similar taxes, and all stamp, document, transfer, recording, and filing taxes or fees and similar impositions, and any and all penalties related thereto, now or hereafter determined by Agent to be payable in connection with this Agreement, any Note, any other document or agreement executed or given in connection herewith, or any transactions or actions taken hereunder or thereunder, and Borrower agrees unconditionally to save Agent harmless from and against any and all present or future claims, penalties, liabilities, or losses with respect to or resulting from any

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



omission to pay or delay in paying any such taxes, fees, or impositions.

6.06  Exculpatory Provisions.
      -----------------------

      Neither the Agent nor any of its directors, officers, employees, agents, attorneys, Affiliates, or Subsidiaries shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless to the extent the same is found by a final judgment to have resulted from its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity, or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report, or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions hereof or thereof on the part of Borrower, any Guarantor or any other Subsidiary or Affiliate of Borrower, or the financial condition of any of them, or the existence or possible existence of any Event of Default or potential default hereunder or under the Syndicated Agreement. Neither the Agent nor any Bank nor any of their respective directors, officers, employees, agents, attorneys, subsidiaries, or affiliates shall be liable to Borrower, any Guarantor, or any Subsidiary or Affiliate of Borrower for consequential damages resulting from any breach of contract, tort, or other wrong in connection with the negotiation, documentation, administration, or collection of any portion of the Term Loans or any of the Loan Documents.

6.07  Reimbursement and Indemnification of Agent by Banks.
      ----------------------------------------------------

      Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the Obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements (a) to the extent the same is found by a final judgment to have resulted from the Agent's gross negligence or willful misconduct, or (b)if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld.

6.08  Reliance by Agent.
      ------------------

      The Agent shall be entitled to rely upon any writing, telegram, telex

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



or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order, or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

6.09  Notice of Default.
      ------------------

      The Agent shall not be deemed to have knowledge or notice of the occurrence of any potential default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such potential default or Event of Default and stating that such notice is a "notice of default."

6.10  Notices.
      --------

      The Agent shall send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof.

6.11  Banks in Their Individual Capacities.
      -------------------------------------

      With respect to the Term Loan made by it, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. ABN AMRO Bank N.V. and its Affiliates and Subsidiaries and each of the Banks and their respective Subsidiaries and Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower, any Guarantor, and their Subsidiaries and Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and, in the case of each Bank, as though such Bank were not a Bank hereunder.

6.12  Holders of Notes.
      -----------------
      The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority, or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, or assignee of such Note or of any Note or Notes issued in exchange therefor.

6.13  Equalization of Banks.
      ----------------------

      The Banks and the holders of any participations in any Notes agree

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



among themselves that, with respect to all amounts received by any Bank or any such participant for application on any Obligation hereunder or under any Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such participants in proportion to their interests in payments under the Notes, except as otherwise provided in Subsections 2.12(b), 2.14(b), 2.15, 2.16, 6.05, 6.07, or 7.03. The Banks or any such participant receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Term Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount under the Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the participant making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law to be paid by the Bank or the participant making such purchase.

6.14  Successor Agent.
      ----------------

      The Agent (a) may resign as Agent or (b) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Term Loans and its Term Loan Commitment shall be considered in determining whether the Required Banks have requested such resignation), in either case of (a) or
(b) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (i) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (ii) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either Clause (i) or (ii) above, such successor agent shall succeed to the rights, powers, and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers, and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 6 shall inure to the benefit of such former Agent.

6.15  Availability of Funds.
      ----------------------

      Unless the Agent shall have been notified by a Bank prior to the date upon which a Term Loan is to be made that such Bank does not intend to make available to the Agent such Bank's Term Loan or a portion thereof, the Agent may assume that such Bank has made or will make such proceeds available to the Agent on such date and the Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in

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



fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon (all in the currency in which such loan was made), in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the applicable interest rate(s) in respect of such Term Loan or relevant portion thereof.

6.16  Calculations.
      -------------

      In the absence of a final judgment of gross negligence or willful misconduct on the part of Agent, the Agent shall not be liable for any error in computing any amount payable to any Bank whether in respect of the Term Loans, fees, or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower, and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error.

6.17  Beneficiaries.
      --------------

      Except as expressly provided herein, the provisions of this Section 6 are solely for the benefit of the Agent and the Banks, and none of the Borrower, Guarantors or any Subsidiaries or Affiliates thereof shall have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrower, any Guarantors or any Subsidiaries or Affiliates thereof.

SECTION 7

MISCELLANEOUS
- -------------

7.01  Modifications, Amendments or Waivers.
      -------------------------------------

      With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks, Borrower, or Guarantors hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of Borrower or any Guarantor hereunder or thereunder. Any such agreement, waiver, or consent made with such written consent shall be effective to bind all the Banks and Borrower and each Guarantor; provided, that, without the written consent of all the Banks, no such agreement, waiver, or consent may be made which will:

     (a) increase the amount of the Term Loan Commitment of any Bank hereunder (subject, however, to the potential increase in Term Loan Commitments addressed by

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



          Subsection 2.13(b)) or extend the Termination Date;

     (b) extend the time for payment of principal or interest of any Term Loan or Borrowing Tranche or the Facility Fee, or reduce the principal amount of or the rate of interest borne by any Borrowing Tranche or reduce any Facility Fee, or otherwise affect the terms of payment of the principal of or interest of any Term Loan or Borrowing Tranche or any fee payable to any Bank; or

     (c) amend Subsections 2.10, 6.06, 6.13, or this Section 7.01, alter any provision regarding the pro rata treatment of the Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder.

     No agreement, waiver, or consent which would modify the interests, rights, or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent.


7.02  No Implied Waivers; Cumulative Remedies; Writing Required.
      ----------------------------------------------------------

      No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy, or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy, or privilege preclude any further exercise thereof or of any other right, power, remedy, or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent, or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. In the event of any irreconcilable inconsistency between the terms of this Agreement, the Note, or any other document or agreement executed or given in connection herewith, the terms hereof shall control.

7.03  Reimbursement and Indemnification of Banks by the Borrower;
      Taxes.
      -----------------------------------------------------------

      The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent solely in such capacity, as to which the Borrower's Obligations are set forth in Section 6.05) and to save each Bank harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses, and disbursements (including reasonable fees and expenses of counsel for each Bank except with respect to (i) and (ii) below), incurred by such Bank (i) in connection with the administration and interpretation of this Agreement and the other Loan Documents, (ii) relating to any amendments, waivers, or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any

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



other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy, receivership, or similar proceedings or otherwise, and (iv) in connection with any workout or restructuring, or in connection with the protection, preservation, exercise, or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document, or in connection with any foreclosure, collection, or bankruptcy proceedings, or
(b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements
(A) to the extent the same is found by a final judgment to have resulted from such Bank's gross negligence or willful misconduct, or (B)if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. Borrower agrees unconditionally to pay all stamp, intangible, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Bank to be payable in connection with this Agreement, any Note, or any other Loan Document, or any transactions or actions taken hereunder or thereunder, and Borrower agrees unconditionally to save Banks harmless from and against any and all present or future claims, penalties, liabilities, or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees, or impositions.

7.04  Holidays.
      ---------

      Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day (except as provided in Subsection 2.07 with respect to Interest Periods) and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

7.05  Funding by Branch, Subsidiary or Affiliate.
      -------------------------------------------

     (a)  Notional Funding.
          -----------------

          Each Bank shall have the right from time to time, without notice to Borrower, to deem any branch, Subsidiary, or Affiliate of such Bank to have made, maintained, or funded any Term Loan or any portion thereof provided that immediately following and as a result of such change Borrower would not be under any greater financial obligation pursuant to Subsection

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



          2.15 than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to the Bank's actual methods of making, maintaining, or funding the Loans or any sources of funding actually used by or available to such Bank.
     (b)  Actual Funding.
          ---------------

          Each Bank shall have the right from time to time to make or maintain any Term Loan or portion thereof by arranging for a branch, Subsidiary, or Affiliate of such Bank to make or maintain such Term Loan or a portion thereof subject to the last sentence of this Subsection 7.05(b). If any Bank causes a branch, Subsidiary, or Affiliate of such Bank to make or maintain any part of the Term Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Term Loans to the same extent as if such Term Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary, or Affiliate to make or maintain any part of the Term Loans hereunder cause such Bank or such branch, Subsidiary, or Affiliate to incur any material cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other material compensation to any Bank (including any expenses incurred or payable pursuant to Subsection 2.15) which would otherwise not be incurred.

7.06  Notices.
      --------

      All notices, requests, demands, directions, and other communications (as used in this Section 7.06 collectively referred to as "notices") given to or made upon any party hereto under the provisions of this Agreement shall be in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by hand delivery, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; provided, that notices to the Agent shall not be effective until received. Any Bank giving any notice to Borrower or any Guarantor shall simultaneously send a copy thereof to the Agent and other Banks.


7.07  Successors and Assigns; Participations; Assignments.

      ----------------------------------------------------

      This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Agent, Borrower, and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or Obligations hereunder or any interest herein.

     (a) Each Bank may without the consent of the Borrower sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment and the Term Loans owing to it and the Notes held by it); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Subsection 2.15 but shall not be entitled to receive pursuant to such provisions an amount larger than its share of the amount to which the Bank granting such participation would have been entitled and (iv) Borrower, Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement; provided, further, that each Bank shall retain the sole right and responsibility vis-a-vis Borrower to enforce the obligations of Borrower relating to the Term Loans and shall retain all voting rights, including the right to approve any amendment, modification, or waiver of any provision of this Agreement other than amendments, modifications, or waivers with respect to any Facility Fees, the amount of principal or the rate of interest payable on, or the maturity of, the Term Loans as applicable to the participating banks or other entities (as to which such participating banks or other entities shall be afforded the right to vote).

     (b) Each of the Banks originally party hereto may (but only with the prior written consent of Borrower, which consent shall not be unreasonably withheld, and (unless the assignee is a bank or trust company with a combined capital and surplus of at least $100,000,000) with the written consent of Agent, which consent shall not be unreasonably withheld) assign to one or more banks or other entities all or a portion of its interests, rights, and obligations under this Agreement
          (including all or a portion of its Term Loan Commitment and the same portion of the Term Loans at the time owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under this Agreement, and (ii) the amount of the Term Loan
          Commitment and Term Loan of the assigning Bank subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the
          Bank) shall be either the entire Term Loan Commitment or Term Loan of such Bank or a portion thereof in a principal amount of $5,000,000 or a larger integral multiple of $1,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be not earlier than five (5) Business Days after the date of acceptance and recording by the Agent, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Loan Documents and (y) the assigning Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of the assigning Bank's rights and obligations under this Agreement, such assigning Bank shall cease to be a party hereto).

     (c) Notwithstanding the other provisions of this Subsection 7.07, each Bank may at any time assign all or a portion of its interests, rights, and obligations under this Agreement (including, without limitation, all or a portion of its Term Loan Commitment and the same portion of the Term Loans at any time owing to it and the Notes held by it) to (i) any Affiliate of such Bank described in clause (b) of the definition of Affiliate or (ii) any other Bank hereunder.

     (d) By executing and delivering an Assignment and Acceptance, the assigning Bank thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any Guarantor, or any of the

          Subsidiaries or Affiliates of Borrower or any Guarantor or any other obligor under the Loan Documents or the performance or observance by the Borrower (on behalf of itself or its Subsidiaries or Affiliates) or any of the Guarantors or any other obligor under the Loan Documents of any of their respective obligations under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto;
          (iii) such assignee confirms that it has received a copy of this Agreement and the Syndicated Agreement, together with copies of the most recent financial statements delivered pursuant to Sections 5.05(a) and 5.05(b) of the Syndicated Agreement (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in Section 3.05 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Bank, the Agent, or any other Person that has become a Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

     (e) The Agent shall maintain at its address at which notices are to be given to it pursuant to Subsection
          7.06 a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of the Banks and the Term Loan Commitments of, and principal amount of the Term Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee together with any Notes subject to such assignment and evidence of the Borrower's written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after receipt of the notice, the Borrower, at its own expense, shall execute and deliver to the Bank, in exchange for the surrendered Notes, (x) a new Note or Notes to the order of such assignee in an amount and currency equal to the portion of the Term Loan Commitment or Term Loan assumed by it pursuant to such Assignment and Acceptance and, (y) a new Note or Notes to the order of the assigning Bank in an amount and currency equal to the portion of the Term Loan Commitment or Term Loan retained by it hereunder. Such new Notes shall be in the aggregate principal amount and Optional Currencies equal to the aggregate principal amount in such Optional Currencies of such assumed Term Loan Commitment or Term Loan and retained Term Loan Commitment or Term Loan, such new Notes shall be dated the date of the surrendered Notes and shall otherwise be in substantially the forms of the Notes. In addition, the Borrower will promptly, at its own expense, execute such amendments to the Loan Documents and to such additional documents and cause the Guarantors to execute amendments to the Loan Documents to which any of them is a party, and take such other actions as the Agent or the assignee Bank may reasonably request in order to confirm that such assignee Bank is entitled to the full benefit of the Guaranties to the extent of such assignment.

     (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Subsection 7.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower, Guarantors, or any of the Subsidiaries or Affiliates thereof furnished to such Bank or the Agent by or on behalf of the Borrower, Guarantors or Subsidiaries or Affiliates thereof; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower or any of their Subsidiaries received from such Bank on the terms of Subsection 7.08.

     (h) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank.

7.08  Confidentiality.
      ----------------

      The Agent and the Banks each agree to keep confidential all information obtained from Borrower, any Guarantor, or any Subsidiary or Affiliate of either which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, (ii) to assignees and participants as contemplated by Subsection 7.07, (iii) to the extent requested by any bank regulatory authority, any external auditor, or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure.

7.09  Counterparts; Telecopy Signatures.
      ----------------------------------

      This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument. Telecopy transmission to Agent of signature pages of this Agreement or any other Loan Document executed by any party hereto shall constitute effective and binding execution and delivery of this Agreement or such other Loan Document by such transmitting party.

7.10  Agent's or Bank's Consent.
      --------------------------

      Except as expressly otherwise set forth herein, whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

7.11  Exceptions.
      -----------

      The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty, or covenant shall be deemed to be an exception to any other representation, warranty, or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

7.12  Tax Withholding Clause.
      -----------------------

      Each Bank or assignee or participant of a Bank that is not organized under the Laws of the United States or a state thereof (each a "non US Bank") and each Bank or assignee or participant of a Bank that is not organized under the Laws of the United Kingdom or a political subdivision thereof (each, a "non-UK Bank") agrees that it will deliver to each of the

Borrower and the Agent two (2) duly completed copies of the following: (i) for a non-US Bank, United States Internal Revenue Service Form W-9, 4224 or 1001, or other applicable form prescribed by the Internal Revenue Service, certifying that such Bank, assignee, or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes, or is subject to such tax at a reduced rate under an applicable tax treaty, or (ii) Internal Revenue Service Form W-8 or other applicable form or a certificate of the Bank, assignee or participant indicating that no such exemption or reduced rate is allowable with respect to such payments, and for a non-UK Bank, United Kingdom Inland Revenue Form REF FD 13, or other applicable form prescribed by Inland Revenue, certifying such Bank, assignee, or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United Kingdom or English income or other tax. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a form or certificate pursuant to the preceding sentence shall deliver such form or certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such form or certificate no later than five (5) Business Days after the Closing Date; (B) each assignee or participant shall deliver such form or certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such form or certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers an Internal Revenue Service Form W-8, W-9, 4224 or 1001 or an Inland Revenue Form REF FD 13 further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of each such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, either certifying that such Bank, assignee, or participant is entitled to receive payments under this Agreement and the other Loan Documents without deduction or withholding of any United States federal income taxes or United Kingdom or English income or other tax or is subject to such tax at a reduced rate under an applicable tax treaty or stating that no such exemption or reduced rate is allowable. The Agent shall be entitled to withhold United States federal income taxes and Borrower shall be entitled to withhold United Kingdom or English income and other taxes at the full withholding rate unless the Bank, assignee, or participant (x) with respect to United States federal income taxes, establishes an exemption or that it is subject to a reduced rate as established pursuant to the above provisions or (y) with respect to United Kingdom or English income or other tax, provides such Inland Revenue form as set forth above; and, (z) with respect to any Bank, the provisions of Subsections 2.16(a) and (b) shall not apply as to United Kingdom or English law matters until such Inland Revenue form is provided as set forth in this Subsection 7.12.

7.13  Notification.
      -------------

      Borrower shall promptly notify Bank in the event of:

      (a)  Any Event of Default;


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



      (b) The commencement of any material litigation by or against or involving Borrower or any Guarantor;

      (c) Any proposed sale or transfer of substantially all of the assets of Borrower or any Guarantor; and

      (d) Any change or other amendment to any organizational documents of Borrower or any Guarantor or in the ownership of Borrower or any Guarantor.

7.14  Bank's Duties Upon Payment in Full by Borrower.
      -----------------------------------------------

     Upon indefeasible payment in full of all Obligations hereunder and the termination of each Bank's obligations, if any, to make further Term Loans to Borrower, each Bank shall execute cancellations of all financing statements or other documents, if any, which may have previously been filed and recorded in public offices by or on behalf of such Bank evidencing Borrower's Obligations to Bank and the security therefor, and shall deliver to Borrower its Term Note marked "Paid in Full" or otherwise appropriately canceled (the cost of recording the cancellation of financing statements and the like shall be borne by Borrower).

7.15  Severability.
      -------------

      The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, the remainder of this Agreement shall continue to be valid and enforceable in such jurisdiction, and all of this Agreement shall continue to be valid and enforceable in all other jurisdictions.

7.16  Governing Law.
      --------------

      This Agreement shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

7.17  Prior Understanding.
      --------------------

      This Agreement, the Note, and any other documents or agreements incorporated herein or executed or given in connection herewith, supersede all prior understandings and agreements, whether written or oral, between the parties hereto relating to the Term Loans, except that those portions of the mandate letters from Agent to Borrower and DII, respectively dated as of April 12 and 17, 1995, relating to reimbursement of costs and expenses of Agent, indemnification of Agent (and any guaranty of any such payments), and fees payable to Agent shall survive the execution and delivery of the Loan Documents and the making and continuation of the Term Loans and shall be Borrower Obligations hereunder.

7.18  Duration; Survival; Failure of Closing Date.

      --------------------------------------------

      All representations and warranties of Borrower made or incorporated herein or made in connection herewith shall survive the making of Term Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by Agent or any Bank, or payment in full of the Term Loans. All covenants and agreements of Borrower contained or incorporated herein shall continue in full force and effect from and after the date hereof until indefeasible payment in full of all Term Loans. All covenants and agreements of Borrower contained or incorporated herein relating to the payment of principal, interest, premiums, additional compensation, expenses, or indemnification, shall survive payment in full of the Term Loans and termination thereof. In the event that the Term Loans are not made on or before the Borrowing Date, the Term Loan Commitments shall expire and no Bank or Agent shall have any obligations hereunder.

7.19  Consent to Jurisdiction; Waiver of Immunities; Waiver of
      Jury Trial.
      --------------------------------------------------------

      (a)  Consent to Jurisdiction.
           ------------------------

           Each of Borrower and each Bank hereby irrevocably submits to the jurisdiction of any Pennsylvania State or Federal court sitting in Pittsburgh, Pennsylvania, in any action or proceeding arising out of or relating to this Agreement or any Note, and each of Borrower and each Bank hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Pennsylvania State or Federal court. Each of Borrower and each Bank hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. Borrower hereby appoints the process agent identified below (the "Process Agent") as its agent to receive on behalf of Borrower and its respective property service of copies of the summons and complaint and any other process which may be served in any action or proceeding. Such service may be made by mailing or delivering a copy of such process to Borrower in care of the Process Agent at the Process Agent's address, and Borrower hereby authorizes and directs the Process Agent to receive such service on its behalf. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions (or political subdivision thereof) by suit on the judgment or in any other manner provided by Law. Borrower further agrees that it shall, for so long as any Obligation hereunder of Borrower to any of the Banks or Agent remains outstanding, continue to retain Process Agent for the purposes set forth in this Subsection 7.19(a). The Process Agent is C.T. Corporation System with an office on the date hereof at 1633 Broadway, New York, New York 10019 United States. Borrower shall produce to the Banks evidence of the acceptance by Process Agent of such appointment on or before the Closing Date.

      (b)  Non-Exclusive Jurisdiction.
           ---------------------------

           Nothing in this Section shall affect the right of Agent or any Bank to serve legal process in any other manner permitted by Law or affect the right of Agent or any Bank to bring any action or proceeding against Borrower or any of their respective property in the courts of any other jurisdiction or jurisdictions.

      (c)  Waiver of Sovereign Immunity.
           -----------------------------

           To the extent that Borrower has or hereafter may acquire any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, Borrower hereby irrevocably waives such immunity in respect of its Obligations under this Agreement and each Note and any other document or agreement executed or given in connection herewith, and Borrower agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

     (d)  Waiver of Jury Trial.
          ---------------------

          EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT AND ANY OF THE OTHER DOCUMENTS OR TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.

ATTEST:     DENTSPLY LIMITED


            By:
            Title:
            [Seal]
            Address for Notices:

            Hamm Moor Lane, Addlestone
            Weybridge, Surrey KT15 2SE
            ENGLAND

            Telecopier No. (   )     -
                            ---  ---- ------
            Attention:  Edward D. Yates
            Telephone No. (   )     -
                           ---  ---- ------

            With a copy to:

            DENTSPLY INTERNATIONAL INC.
            570 West College Avenue
            P.O. Box 872
            York, PA 17405-0872

            Telecopier No. (717) 846-0256
            Attention:  Paul Wannemacher
            Telephone No. (717) 849-4262

            ABN AMRO BANK N.V., individually and as Agent


            By:
            Title:



            By:
            Title:


            Address for Notices:

            335 Madison Avenue
            14th Floor
            New York, New York  10017

            Telecopier No. (212) ____-_______
            Attention:  Linda Boardman/Maxine Cordero
            Telephone No. (212) 370-8509


            With copy to:

            One PPG Place - Suite 2950
            Pittsburgh, PA  15222-5400

            Telecopier No. (412) 566-2266
            Attention:  Roy D. Hasbrook
            Telephone No. (412) 566-2263

                    MULTI-CURRENCY TERM LOAN AGREEMENT
                                 AMONG
                            DENTSPLY LIMITED,
                         THE BANKS NAMED HEREIN,
                                  AND
                           ABN AMRO BANK N.V.,
                                 AS AGENT

TABLE OF CONTENTS
- -----------------
                                                             Page
                                                             ----
SECTION 1   DEFINITIONS                                        1
      1.01  Terms Defined in Syndicated Agreement; Listed
              Definitions                                      1
      1.02  Miscellaneous Definitions, Usage, and Meanings     6

SECTION 2   TERM LOANS                                         7
      2.01  Term Loan Commitments                              7
      2.02  Nature of Banks' Obligations with Respect to
              Term Loans                                       7
      2.03  Term Loan Facility Fee                             7
      2.04  Term Loan Notes; Principal Repayment Date          7
      2.05  Use of Proceeds                                    7
      2.06  Interest Rate, Borrowing Tranches, Currency        7
      2.07  Interest Periods                                   8
      2.08  Selection of Interest Periods                      9
      2.09  Payments                                           9
      2.10  Pro Rata Treatment of Banks                        9
      2.11  Interest Payment Dates                             9
      2.12  Voluntary Prepayments                             10
      2.13  Mandatory Payment and Prepayment                  11
      2.14  LIBOR Rate Unascertainable                        11
      2.15  Additional Compensation in Certain
              Circumstances                                   12
      2.16  Taxes                                             14
      2.17  Judgment Currency                                 15
      2.18  London Interbank Market, Presumption              15

SECTION 3   CONDITIONS OF LENDING                             15
      3.01  Conditions Precedent to Closing                   15
      3.02  Conditions Precedent to Banks Making Term Loans   16
      3.03  Interest Period Requests                          17

SECTION 4   REPRESENTATIONS, WARRANTIES, COVENANTS;
              INCORPORATION OF TERMS                          17
      4.01  Incorporation                                     17
      4.02  Representations, Compliance                       18
      4.03  Amendments                                        18
      4.04  Party to Syndicated Agreement                     18
      4.05  Notices                                           18
      4.06  The Acquisition                                   18
      4.07  Assignees                                         19

SECTION 5   DEFAULT                                           19
      5.01  Events of Default                                 19
      5.02  Consequences of Event of Default                  20

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SECTION 6   THE AGENT                                         21
      6.01  Appointment                                       21
      6.02  Delegation of Duties                              21
      6.03  Nature of Duties; Independent Credit
              Investigation                                   21
      6.04  Actions in Discretion of Agent; Instructions
              from the Banks                                  21
      6.05  Reimbursement and Indemnification of Agent
              by the Borrower                                 22
      6.06  Exculpatory Provisions                            22
      6.07  Reimbursement and Indemnification of Agent
              by Banks                                        23
      6.08  Reliance by Agent                                 23
      6.09  Notice of Default                                 23
      6.10  Notices                                           23
      6.11  Banks in Their Individual Capacities              23
      6.12  Holders of Notes                                  24
      6.13  Equalization of Banks                             24
      6.14  Successor Agent                                   24
      6.15  Availability of Funds                             24
      6.16  Calculations                                      25
      6.17  Beneficiaries                                     25

SECTION 7   MISCELLANEOUS                                     25
      7.01  Modifications, Amendments or Waivers              25
      7.02  No Implied Waivers; Cumulative Remedies;
              Writing Required                                26
      7.03  Reimbursement and Indemnification of Banks
              by the Borrower; Taxes                          26
      7.04  Holidays                                          26
      7.05  Funding by Branch, Subsidiary or Affiliate        27
      7.06  Notices                                           27
      7.07  Successors and Assigns; Participations;
              Assignments                                     27
      7.08  Confidentiality                                   30
      7.09  Counterparts; Telecopy Signatures                 30
      7.10  Agent's or Bank's Consent                         30
      7.11  Exceptions                                        30
      7.12  Tax Withholding Clause                            30
      7.13  Notification                                      31
      7.14  Bank's Duties Upon Payment in Full by Borrower    31
      7.15  Severability                                      32
      7.16  Governing Law                                     32
      7.17  Prior Understanding                               32
      7.18  Duration; Survival; Failure of Closing Date       32
      7.19  Consent to Jurisdiction; Waiver of
              Immunities; Waiver of Jury Trial                32


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